Consent of Independent Auditors

The Board of Directors of Aetna Life Insurance and Annuity Company and Contractholders of Aetna Variable Annuity Account B:


We consent to the use of our reports dated February 3, 1998 and February 27, 1998 included herein in this Post-Effective Amendment No. 7 to Registration Statement (No. 33-88722) on Form N-4 and to the references to our firm under the headings "Condensed Financial Information" in the prospectus and "Independent Auditors" in the statement of additional information.


                                       /s/ KPMG Peat Marwick LLP
                                       -------------------------
                                           KPMG Peat Marwick LLP

Hartford, Connecticut
April 15, 1998